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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report                                           May 20, 2008
Date of Earliest Event Reported:                         May 15, 2008


                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          California                    1-11476              95-3977501
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 (State or other jurisdiction         (Commission         (I.R.S. Employer
       of incorporation)              File Number)       Identification No.)

  13500 Evening Creek Drive, Suite 440, San
              Diego, California                                       92128
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  (Address of principal executive offices)                          (Zip Code)

    Registrant's telephone number, including area code:     (858) 391-3400


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

 [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 15, 2008, World Waste Technologies, Inc., a California corporation (the "COMPANY"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, Inc., a California corporation and wholly owned subsidiary of Vertex Nevada, and Ben Cowart, as agent for the shareholders of Vertex Nevada (the "AGENT"). On May 19, 2008, the Company, Vertex LP, Vertex Nevada and Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), entered into an Amended and Restated Merger Agreement (as so amended and restated, the "MERGER AGREEMENT").

         Vertex LP is a Texas-based privately held limited partnership controlled by the Agent. Vertex Nevada will acquire the Company following the transfer (the "TRANSFER") to Vertex Nevada of certain of the assets of Vertex LP related to the divisions of Vertex LP engaged in the following businesses: (i) aggregating waste oil from third-party collectors and managing the transportation logistics of delivering the waste oil to a refining facility;
(ii) aggregating petroleum waste streams from third-party collectors and managing the transportation logistics of delivering the waste petroleum products; and (iii) implementing certain proprietary re-refining technology being designed to convert aggregated waste oil to higher value products, such as marine diesel oil and vacuum-gas oil.

         Vertex Nevada and Merger Sub were each recently formed to facilitate the transactions contemplated by the Merger Agreement and currently have no assets or liabilities. Pursuant to the terms of the Merger Agreement, Vertex LP will complete the Transfer described above, following which the Company will merge with and into Merger Sub, with Merger Sub as the surviving entity of the merger (the "MERGER"). As part of the Transfer, Vertex Nevada will assume up to $1.6 million of indebtedness of Vertex LP as well as certain other specified liabilities of Vertex LP. At the effective time of the Merger, (i) each share of common stock of the Company then outstanding will be converted into the right to receive one share of common stock of Vertex Nevada, (ii) each share of Series A Preferred Stock of the Company will be converted into the right to receive 4.062 shares of Series A Preferred Stock of Vertex Nevada; and (iii) each share of Series B Preferred Stock of the Company will be converted into the right to receive 116.51 shares of Series A Preferred Stock of Vertex Nevada, in each case other than shares held as treasury stock and other than shares with respect to which appraisal rights are properly exercised. In lieu of fractional shares, each holder who would otherwise be entitled to a fraction of a share of Vertex Nevada's common or preferred stock (after aggregating all shares that otherwise would be received by such holder) shall receive one additional share of Vertex Nevada's common or preferred stock, as applicable. Following the Merger, it is anticipated that Vertex Nevada will continue to file reports with the Securities and Exchange Commission (the "SEC") as the successor to the Company, and that the shares of Vertex Nevada common stock will be quoted on the OTC bulletin board.

         Immediately following the Merger and assuming no appraisal rights are exercised, the existing partners of Vertex LP will hold approximately 45% of the outstanding shares of Vertex Nevada (including 5% to be held by advisors and consultants to Vertex LP, including Cagan McAfee Capital Partners, a firm at which John Pimentel, the Company's chief executive officer, is associated), the existing holders of the Company's common stock will hold approximately 20% of the outstanding shares of Vertex Nevada, the existing holders of the Company's Series A Preferred Stock will hold approximately 14% of the outstanding shares of Vertex Nevada, and the existing holders of the Company's Series B Preferred Stock will hold approximately 21% of the outstanding shares of Vertex Nevada (in each case, treating as outstanding, shares issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price).

         Each share of Vertex Nevada Series A Preferred Stock to be issued in the Merger will be convertible, at the holder's option, exercisable any time after the one-year anniversary of the closing of the Merger, into one share of Vertex Nevada's common stock; subject to the following: after the one-year anniversary of the closing of the Merger and prior to the three-year anniversary of the closing of the Merger, a holder of Vertex Nevada Series A Preferred Stock may not, in any given three-month period, convert more than that number of

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shares of Vertex Nevada Series A Preferred Stock as equals 5% of the total number of shares of Vertex Nevada Series A Preferred Stock then beneficially owned by such holder. The Vertex Nevada Series A Preferred Stock will automatically convert into Vertex Nevada common stock upon the approval of the holders of a majority of the shares of Vertex Nevada Series A Preferred Stock, or if the shares of Vertex Nevada common stock trade at a price of at least $1.50 per share for a period of 20 consecutive days with an average volume of at least 75,000 shares during such period. The sale of shares of Vertex Nevada common stock issuable upon conversion of shares of Vertex Nevada Series A Preferred Stock will not be subject to any contractual lockup provisions. Holders of Vertex Nevada Series A Preferred Stock will vote with the holders of Vertex Nevada common stock as a single class (on an as-converted basis), except with respect to the election of directors as described below. Holders of Vertex Nevada Series A Preferred Stock will be entitled to a preference of $0.149 per share upon the sale or liquidation of Vertex Nevada, which preference will be senior to the rights of the holders of Vertex Nevada common stock. Holders of Vertex Nevada Series A Preferred Stock will not have the right to cumulative dividends or the right to require Vertex Nevada to redeem their shares.

         As part of the Merger, the Agent will be issued 100 shares of Series B Preferred Stock of Vertex Nevada, which shares have no economic rights but provide the holder therewith with the right to elect four of the five members of the Board of Directors of Vertex Nevada (at least one of whom must be "independent" as defined by the New York Stock Exchange), with the remaining director to be appointed by the holders of the Vertex Nevada Series A Preferred Stock. Accordingly, the holders of shares of Vertex common stock, as such, will not have the right to vote for the election of directors.

         Each option and warrant to acquire shares of the Company's common stock outstanding immediately prior to the Merger will be assumed by Vertex Nevada in the Merger and become an option or warrant to acquire the equivalent number of shares of Vertex Nevada's common stock. In addition, pursuant to the Merger, certain shareholders of Vertex Nevada immediately prior to the Merger will be issued options and warrants of Vertex Nevada with generally the same terms and conditions as the Company's options and warrants being assumed by Vertex Nevada in the Merger, in an amount such that such existing Vertex Nevada shareholders will hold, immediately upon closing of the Merger, 40% of the total number of outstanding warrants and options of Vertex Nevada (exclusive of warrants to purchase shares with a nominal exercise price and exclusive of 6,000,000 outstanding options which will be held by Vertex Nevada's employees, directors and consultants at the time of the Merger).

         Immediately prior to the Merger, the Company will be required to make a cash payment to the existing Vertex shareholders of $4.4 million.

         Vertex LP owns a controlling interest in a number of other entities. Although these entities will not be transferred to Vertex Nevada, Vertex Nevada will have the right to acquire these entities under certain circumstances as provided in the Merger Agreement. Any decisions made with respect therewith, as well as approval of any other related party transactions to be made by Vertex Nevada following the closing of the Merger, will need to be approved by a committee of the Vertex Nevada Board of Directors that is comprised of a majority of independent directors.

         Each holder of Vertex Nevada stock prior to the Merger will be required to execute an agreement pursuant to which it agrees not to sell any of its shares until the one-year anniversary of the closing of the Merger, and thereafter, until the three-year anniversary of the closing, not to sell, in any given three-month period, more than that number of shares as equals 5% of the total number of shares then beneficially owned by such holder. Although holders of the Company's common stock who receive shares of Vertex Nevada's common stock in the Merger will not be required to enter into such an agreement, the Company has covenanted to endeavor to obtain a similar agreement from certain of the Company's common shareholders, officers and directors.

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         The Merger Agreement contains customary and mutual representations, warranties, covenants and indemnification provisions. Either party will have the right to terminate the Merger Agreement if the Merger has not closed by December 31, 2008.

         The obligation of each party to consummate the Merger is subject to the approval of the Merger by the shareholders of the Company in accordance with California law and the Company's charter documents, the exemption of the issuance of the shares of Vertex Nevada to the Company's shareholders from the registration requirements of the Securities Act of 1933, as amended (or the inclusion of such shares on a registration statement declared effective by the
SEC), and the satisfaction or waiver (where permissible) of other customary closing conditions set forth in the Merger Agreement.

         The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permissible) of the following additional closing conditions:

         o the Company shall have received a third-party opinion passing on the fairness of the Merger to the Company and to each class of the Company's shareholders;

         o receipt by the Company of audited financial statements of Vertex Nevada (which include the historical financial results of the Vertex LP businesses being transferred to Vertex Nevada) in form and substance satisfactory to the Company; and

         o satisfactory completion by the Company of its due diligence investigation of Vertex LP.

         The obligation of Vertex to consummate the Merger is subject to the satisfaction or waiver (where permissible) of the following additional closing conditions:

         o the Company has no liabilities (except for up to $2.4 million of permitted indebtedness);

         o after taking into account the $4.4 million payment by the Company to the Vertex shareholders, the Company has at least $5.0 million of cash on hand (inclusive of the proceeds of the up to $2.4 million of permitted indebtedness); and

         o the Agent and certain members of his immediate family have been removed as personal guarantors on certain indebtedness of Vertex LP to be assumed by Vertex Nevada.


The Company's current business plan centers around a strategy of developing and/or acquiring full-scale commercial facilities which profitably transform residual waste into useable renewable energy or products, including electricity, synthetic gas and bio-fuels. The Company is currently evaluating all strategic options with respect to this business.

         ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The information in this Current Report on Form 8-K is not a substitute for the proxy statement and other documents regarding the Merger that the Company intends to file with the SEC and mail to its shareholders subsequent to the filing of the Form 8-K. THE COMPANY'S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. Investors and shareholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from World Waste Technologies, Inc., 13500 Evening Creek Drive, Suite 440, San Diego, California 92128, Attn. Adam Shore. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the

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Company's shareholders with respect to the Merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed Merger by reading the proxy statement the Company intends to file with the SEC.

         FORWARD-LOOKING STATEMENTS

         This Current Report on Form 8-K contains forward-looking statements related to, among other things, the completion of the Merger and the other transactions contemplated by the Merger Agreement. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement, including, without limitation, receipt of the affirmative vote of the Company's shareholders, satisfactory completion of an audit of Vertex Nevada, the Company's ability to maintain a sufficient cash balance, and other risks and uncertainties outlined in the Company's documents filed with the SEC. All forward-looking statements and other information in this Current Report are based upon information available as of the date of this Report. Such information may change or become invalid after the date of this Report, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this Report, except as required by law.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 WORLD WASTE TECHNOLOGIES, INC.

Date: May 19, 2008                               By:  /s/ John Pimentel
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                                                      John Pimentel
                                                      CHIEF EXECUTIVE OFFICER